UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549
FORM 8-K
CURRENT REPORT
Pursuant to Section 13 OR 15(d) of
The Securities Exchange Act of 1934
Date of Report (Date of earliest event reported): March 26, 2008 (March 26, 2008)
ALEXZA PHARMACEUTICALS, INC.

(Exact name of registrant as specified in its charter)

Delaware	000-51820	77-0567768

(State or other jurisdiction	(Commission	(IRS Employer
of incorporation)	File Number)	Identification No.)

Alexza Pharmaceuticals, Inc.	94043
2091 Stierlin Court
Mountain View, California

(Address of principal executive offices)	(Zip Code)
Registrant’s telephone number, including area code: (650) 944-7000
Not applicable

(Former name or former address, if changed since last report.)
Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 1.01	Entry into a Material Definitive Agreement
On March 26, 2008, Alexza Pharmaceuticals, Inc. (“Alexza”) entered into a stock and warrant purchase agreement (the “Agreement”) with Biomedical Sciences Investment Fund Pte Ltd (the “Purchaser”), an affiliate of Bio*One Capital Pte Ltd. Pursuant to the terms and conditions of the Agreement, Alexza will sell to the Purchaser 1,250,000 shares of common stock (the “Initial Shares”), for an aggregate purchase price of $10,000,000. Alexza will also be required to issue up to an additional 135,041 shares of common stock, (the “Additional Shares”) if (i) the Pricing Adjustment Point (as defined below) is not triggered, or (ii) a binding agreement to acquire substantially all of the assets or a majority of the outstanding voting securities of Alexza (through merger, acquisition, consolidation or otherwise) in which the aggregate purchase price is less than $8.00 per share is entered into prior to the earlier of (a) the triggering of a Pricing Adjustment Point or (b) December 31, 2008. Under the terms of the Agreement, the “Pricing Adjustment Point” will be triggered if during the period commencing on the closing of the sale of the Initial Shares and ending on December 31, 2008 an average closing price over any period of 45 consecutive trading days equals or exceeds $8.00 per share.
In addition, at the closing of the sale of the Initial Shares the Purchaser will receive a warrant (the “Warrant”) to purchase up to a number of shares of common stock (the “Warrant Shares”) equal to the number obtained by dividing $3,000,000 by the exercise price of the Warrant. The Warrant will not become exercisable unless and until an exercise trigger event (as defined in the Warrant) occurs. If an exercise trigger event occurs, the Warrant will be exercisable for the period commencing on the date of the exercise trigger event and ending on the close of business on the fifth year anniversary of the date the Warrant is issued. Subject to certain exceptions, the initial exercise price of the Warrant will be $8.00 per share but will be adjusted to $7.22 per share if (i) the Pricing Adjustment Point is not triggered, or (ii) a binding agreement to acquire substantially all of the assets or a majority of the outstanding voting securities of Alexza (through merger, acquisition, consolidation or otherwise) in which the aggregate purchase price is less than $8.00 per share is entered into prior to the earlier of (a) the triggering of a Pricing Adjustment Point or (b) December 31, 2008.
The Initial Shares, the Warrant, the Additional Shares and the Warrant Shares issuable upon exercise of the Warrant (collectively, the “Securities”) are registered under the Securities Act of 1933, as amended (the “Act”), on Alexza’s previously filed and effective Registration Statement on Form S-3 (Registration No. 333-141739). Alexza intends to file a prospectus supplement relating to the issuance and sale of the Securities with the Securities and Exchange Commission on or about March 26, 2008.
A copy of Agreement is filed as Exhibit 10.39 to this Report. A copy of the Warrant is attached hereto as Exhibit 10.40. Alexza’s press release announcing the offering is filed as Exhibit 99.1 to this Report and is incorporated by reference herein.
Attached as Exhibit 5.1 is the opinion of Cooley Godward Kronish LLP relating to the legality of the issue and sale of the Initial Shares, the Additional Shares, the Warrant and the issuance of the Warrant Shares upon exercise of the Warrant.
Section 9 — Financial Statements and Exhibits

Item 9.01.	Financial Statements and Exhibits.
(d) Exhibits.

Exhibit Number	Description
5.1	Opinion of Cooley Godward Kronish LLP.

10.39	Stock and Warrant Purchase Agreement between Alexza Pharmaceuticals, Inc. and Biomedical Sciences Investment Fund Pte Ltd, dated March 26, 2008.

10.40	Form of Common Stock Purchase Warrant.

23.1	Consent of Cooley Godward Kronish LLP (reference is made to Exhibit 5.1).

99.1	Press Release, dated March 26, 2008.

SIGNATURES
     Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Alexza Pharmaceuticals, Inc.
Date: March 26, 2008	By:	/s/ Thomas B. King
Thomas B. King
President and Chief Executive Officer

INDEX TO EXHIBITS

Exhibit Number	Description
5.1	Opinion of Cooley Godward Kronish LLP.

10.39	Stock and Warrant Purchase Agreement between Alexza Pharmaceuticals, Inc. and Biomedical Sciences Investment Fund Pte Ltd, dated March 26, 2008.

10.40	Form of Common Stock Purchase Warrant.

23.1	Consent of Cooley Godward Kronish LLP (reference is made to Exhibit 5.1).

99.1	Press Release, dated March 26, 2008.